                                                                    EXHIBIT 10.2


                    ADVANCED DEPOSITION TECHNOLOGIES, INC.
                        Myles Standish Industrial Park
                         Taunton, Massachusetts 02780



                                            Dated as of:  December 18, 1997




National Bank of Canada
One Federal Street, 27th Floor
Boston, Massachusetts  02110

     Re:  Modification No. 1 to Revolving Credit and Term Loan Agreement
          --------------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Revolving Credit and Term Loan Agreement, dated as of July 8, 1996 (as from time to time amended and in effect, the "Agreement"), between Advanced Deposition Technologies, Inc. (the "Borrower") and National Bank of Canada (the "Lender"). Terms used in this letter of agreement which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

     We have requested you to provide us with a $1,000,000 bridge loan to enable us to acquire 65% of the capital stock of Alexander Boxall S.A. ("Alexander"), and to make the amendments to the Agreement necessitated thereby. You have advised us that you are prepared and would be pleased to provide such bridge loan and to make the amendments so requested by us on the condition that we join with you in this letter of agreement.

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this letter of agreement, and fully intending to be legally bound by this letter of agreement, we hereby agree with you as follows:


                                   ARTICLE I
                                   ---------

                            AMENDMENTS TO AGREEMENT
                            -----------------------

     Effective as of December 18, 1997 (in this letter of agreement, the "Modification Date"), the Agreement is amended as follows:

     (a) The term "Loan Agreement" shall, wherever used in the Agreement or any of the other Loan Documents, be deemed to also mean and include any amendments, restatements and modifications thereof.

     (b) The term "Loan Documents" shall, wherever used in the Agreement or any of the other Loan Documents, be deemed to also mean and include Modification No. 1, the Escrow Letter and the Pledge Agreement.

     (c) The definition of "Notes" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

     "`Notes' means, collectively, the Revolving Credit Note, the Term Note and the Bridge Note."

     (d) The term "Obligations" shall, wherever used in the Agreement or any of the other Loan Documents, be deemed to also mean and include all obligations of the Borrower to the Lender under or in respect of Modification No. 1, the Bridge Note, the Escrow Letter and the Pledge Agreement.

     (e) The following nine new definitions are added at the end of Section 1.1 of the Agreement:

     "Boxall Purchase Agreement" means the Share Purchase Deed to be entered into in December, 1997 between Mr. Alexander Peter Boxall and the Borrower.

     "Bridge Loan" shall have the meaning set forth in Section 2.2.1(A).

     "Bridge Loan Maturity Date" means June 18, 1998.

     "Bridge Note" shall have the meaning set forth in Section 2.2.1(A).

     "Escrow Letter" means the Escrow Agreement dated as of the First Modification Date among the Borrower, the Lender and Uria & Menendez.

     "First Modification Date" means December 18, 1997.

     "Modification No. 1" means that certain letter agreement dated as of December 18, 1997 between the Borrower and Lender, upon the terms of which the Agreement was modified and amended.

     "Nunez Purchase Agreement" means the Share Purchase Deed to be entered into in December, 1997 between Mr. Pedro Nunez - Barranco Guembe and the Borrower.

     "Pledge Agreement" means that certain Stock Pledge Agreement to be entered into in December, 1997 between the Borrower and the Lender, upon the terms of which all of the issued and outstanding shares of capital stock of Alexander owned by the Borrower will be pledged to the Lender in order to secure the Obligations (and shall also include any share pledge agreement governed by the laws of the Kingdom of Spain and relating to said capital stock)."

     (f) The following new Section 2.2(A) is inserted immediately following
Section 2.2 of the Agreement:

     "2.2(A) Bridge Note.
             -----------

             2.2.1(A) Upon the terms and subject to the conditions of this Agreement (including Modification No. 1), and in reliance upon the representations, warranties and covenants of the Borrower made herein and therein, the Lender agrees to lend to the Borrower the sum of $1,000,000 on the First Modification Date (the "Bridge Loan") to be evidenced by a Bridge Note (the "Bridge Note") substantially in the form of Annex A to
                                                           -------
     Modification No. 1.

             2.2.2(A) The principal of the Bridge Loan shall be payable in a single payment on the Bridge Loan Maturity Date, along with all unpaid interest and any other amounts due thereon.

             2.2.3(A) The Borrower may prepay the Bridge Loan and the Bridge
     Note in whole or in part, without premium or penalty, at any time and from time to time upon five (5) days' prior written notice to the Lender. The principal amount of the Bridge Loan so prepaid shall be at least $100,000 (or a multiple of $100,000 in excess of $100,000), unless the principal amount of the Bridge Loan shall be less than $100,000, in which event the prepayment may be equal to such unpaid principal amount, provided that the
                                                              --------
     Borrower shall also pay accrued interest on the principal so prepaid to the date of such prepayment and all fees and charges payable on or before the date of such prepayment. In addition, in the event that Alexander incurs indebtedness for borrowed money from a lender other than the Lender (whether institutional or otherwise, but excluding its existing factoring arrangements), or in the event there is any redemption of Alexander's outstanding warrants or stock options, then the proceeds of such refinancing or redemption shall, immediately upon the receipt thereof, be used to prepay the Bridge Loan and the Bridge Note. The Borrower shall not be permitted to reborrow any part of the principal of the Bridge Loan so prepaid at any time or under any circumstances."

     (f) The first three lines of Section 2.3.1 of the Agreement are amended to read in their entirety as follows:

             "2.3.1 Revolving Loans shall bear interest at a rate per annum equal to 3/4% above the Base Rate in effect from time to time; the Term Loan shall bear interest at a rate per annum equal to 1% above the Base Rate in effect from time to time; and the Bridge Loan shall bear interest at a rate per annum equal to 1.25% above the Base Rate in effect from time to time;"

     (g) Section 2.3.1 of the Agreement is amended by inserting, immediately following the date "August 1, 1996" in the ninth line thereof, the following proviso:

     ", provided, however, that interest on the Bridge Loan shall be payable
        --------  -------
     commencing with January 2, 1998"

     (h) Section 5.5 of the Agreement is amended: (i) by deleting the word "and" at the end of clause (iv) thereof; and (ii) by inserting, immediately following the word "Borrower" in the last line thereof, the following:

     "; and (vi) Indebtedness of the Borrower to Pedro Nunez-Barranco Guembe in the principal amount of $990,000 under a certain Promissory Note dated the First Modification Date (as in effect and delivered to the Lender on such date) (the "Nunez Note"), provided that (a) such Indebtedness shall at all
                               --------
     times remain unsecured by any liens or encumbrances, (b) no payments or prepayments of principal, interest or any other amounts of any kind whatsoever shall be made on or in respect of such Indebtedness, and (c) the Nunez Note shall not be amended or changed without the prior written consent of the Lender.

     (i) Section 5.7 of the Agreement is amended by inserting the following new second sentence:

     "Notwithstanding the foregoing, it is understood and agreed that the Borrower may acquire 15% of the capital stock of Alexander upon the terms contained in the Boxall Purchase Agreement and 50% of the capital stock of Alexander upon the terms contained in the Nunez Purchase Agreement, in each case as in effect and delivered to the Lender, and in any event on terms and conditions reasonably satisfactory to Lender."

     (j) The first sentence of Section 5.12 of the Agreement is amended to read in its entirety as follows:

     "The Borrower will use the proceeds of the Revolving Loans and the Term Loans solely for its working capital needs and repayment of existing Indebtedness, and will use the proceeds of the Bridge Loan solely for the acquisition of the capital stock of Alexander referred to in Section 5.7."

     (k) Section 6.1 of the Agreement is amended: (i) by deleting the period at the end of clause (xii) thereof and inserting in its place the following: "; or"; and (ii) by inserting, immediately following the said clause (xii), the following new clauses (xiii), (xiv), (xv) and (xvi):

          "(xiii) any failure by (a) the Borrower to deliver to the Lender, on or before the fifth business day following the consummation of the acquisition of the capital stock of Alexander referred to in Section 5.7, an originally executed Pledge Agreement governed by the laws of the Commonwealth of Massachusetts, along with stock certificates representing 65% of the capital stock of Alexander and related stock powers executed in blank, (b) the Borrower to deliver duly executed originals of the UCC-1 financing statements referred to in Article III(i)(F) below, (c) your legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., to deliver to the Lender, a legal opinion reasonably satisfactory to the Lender, and (d) your legal counsel, Uria Menendez, to deliver to the Lender a legal opinion relating to the Pledge Agreement governed by the laws of the Commonwealth of Massachusetts; or

          (xiv) in the event that the acquisition of the capital stock of Alexander is consummated, the failure by the Borrower to deliver to the Lender, on or before the date upon which the acquisition of the capital stock of Alexander referred to in Section 5.7 is consummated, duly executed original counterparts of the documents and instruments referred to in
     Article III(f)(i)(B), and Article III(f)(v); or

          (xv) in the event that the purchase agreements relating to the acquisition of the capital stock of Alexander referred to in Section 5.7 are not signed and delivered and all of the conditions precedent thereunder have not been satisfied (including obtaining any required governmental consent) on or before December 19, 1997, the failure of the Borrower to repay to the Lender in full on December 23, 1997 in immediately available funds all amounts advanced under the Bridge Note, together with accrued and unpaid interest and other amounts due thereunder, provided that if all of
                                                       --------
     the foregoing has occurred other than obtaining the governmental consent and the sole reason for the failure to obtain the governmental consent is the inability to obtain a hearing on December 19, 1997 and is not a result of any denial of consent, then the Borrower shall have until December 26, 1997 to obtain such governmental consent and give evidence thereof to the Lender (it being agreed that any failure to obtain such consent on such date shall be an Event of Default hereunder); or

          (xvi) the failure of the Borrower to deliver to the Lender, within 30 days after the Modification Date, a Pledge Agreement governed by the laws of the Kingdom of Spain in form and substance satisfactory to the Lender, together with a favorable legal opinion from the Borrower's Spanish counsel in form and substance satisfactory to the Lender; or

          (xvii) any payment or prepayment of principal of any kind whatsoever shall be made on or in respect of the Nunez Note, or any default or event of default shall occur thereunder."

                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

    The Borrower represents and warrants to you as follows:

    (a) Representations in Agreement:  Each of the representations and
        ----------------------------
warranties made by or on behalf of the Borrower to you in the Agreement or any other Loan Document, as amended through this letter of agreement, was true and correct when made and is true and correct on and as of the Modification Date with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this letter of agreement, except to the extent that such representations and warranties relate solely to a prior date.

    (b) No Events of Default:  No Default or Event of Default exists on the
        --------------------
Modification Date (after giving effect to all of the arrangements and transactions contemplated by this letter of agreement).

    (c) Binding Effect of Documents.  This letter of agreement has been duly
        ---------------------------
executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein and therein constitute legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.


                                  ARTICLE III
                                  -----------

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

    (a) No Other Changes.  Except as otherwise expressly provided by this letter
        ----------------
of agreement, all of the terms, conditions and provisions of the Agreement and each of the other Loan Documents remain unaltered. The Agreement and this letter of agreement shall be read and construed as one agreement.

    (b) Governing Law.  This letter of agreement is intended to take effect as a
        -------------
sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This letter of agreement and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

    (c) Binding Effect; Assignment.  This letter of agreement shall be binding
        --------------  ----------
upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

    (d) Counterparts.  This letter of agreement may be executed in any number of
        ------------
counterparts, but all such counterparts shall together constitute but one and the same agreement.

In making proof of this letter of agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

    (e) Conflict with Other Agreements.  If any of the terms of this letter of
        ------------------------------
agreement shall conflict in any respect with any of the terms of the Agreement or any other Loan Document, the terms of this letter of agreement shall be controlling.

    (f) Conditions Precedent (or Subsequent).  This letter of agreement shall
        ------------------------------------
become effective as of the Modification Date, but only if (except as otherwise expressly noted in clauses (k)(xiii) and (k)(xiv) of Article I above with respect to items which are permitted to be delivered after the Modification
Date):

         (i) The Borrower has delivered or caused to be delivered to the Lender the following instruments and documents, each of which shall be in form and substance satisfactory to the Lender:

              (A) A due diligence report prepared by BDO Seidman with respect to Alexander;

              (B) A signed copy of the Boxall Purchase Agreement and the Nunez Purchase Agreement, together with related purchase documents with respect to the acquisition of Alexander;

              (C) An insurance certificate or other evidence of insurance in scope, content and amount satisfactory to the Lender with respect to the assets of Alexander;

              (D) An original Bridge Note and Pledge Agreement duly signed on behalf of the Borrower, together with stock certificates representing 65% of the capital stock of Alexander and related stock powers executed in blank (it being understood and agreed, however, that the Pledge Agreement governed by the laws of the Commonwealth of Massachusetts may be signed upon delivery of such certificates to the Lender, which delivery shall occur not later than five business days following the date upon which the acquisition of the capital stock of Alexander referred to in Section 5.7 has been consummated);

              (E) Board of director resolutions, good-standing and legal existence certificates, an incumbency certificate, and confirmation that its charter documents and by-laws have not been modified since July 8, 1996;

              (F) Duly executed UCC-1 financing statements relating to the capital stock to be pledged under the Pledge Agreement;

              (G) A favorable legal opinion from the Borrower's U.S. counsel in or substantially in the form of the opinion delivered in connection with the July 8, 1996 transaction;

              (H) A favorable legal opinion from the Borrower's Spanish counsel in form and substance satisfactory to the Lender; and

              (I) A signed copy of the Escrow Letter.

         (ii) The Borrower shall have delivered to the Lender a non-refundable closing fee in the amount of $15,000.

         (iii) No material adverse change shall have occurred in the financial condition of the Borrower or Alexander in the judgment of the Lender.

         (iv) No material litigation shall be pending or threatened that in the Lender's judgment would have a material adverse effect upon the creditworthiness or business of the Borrower.

         (v) Each of the conditions precedent specified in the Boxall Purchase Agreement and the Nunez Purchase Agreement shall have been duly satisfied and completed on or prior to the Modification Date, notwithstanding any waiver or modification thereof.

    If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter of agreement and return such counterpart to the undersigned, whereupon this letter of agreement, as so accepted by you, shall become a binding agreement between you and the undersigned.

                             Very truly yours,

                             The Borrower:
                             ------------

                             ADVANCED DEPOSITION TECHNOLOGIES, INC.

                             By: /s/ Glenn J. Walters
                                 ---------------------------------------------
                                 Title: Chief Executive Officer, President and Treasurer


    The foregoing agreement is hereby accepted by the undersigned as of December 18, 1997.

                             The Lender:
                             ----------

                             NATIONAL BANK OF CANADA


                             By: /s/ Edward Paslawski
                             ---------------------------------------
                             Title: Vice President Manager